THIRD PARTY FEEDER FUND AGREEMENT

                                      AMONG

                                  WHATIFI FUNDS

                               BISYS FUND SERVICES

                            BISYS FUND SERVICES, INC.

                         WHATIFI ASSET MANAGEMENT, INC.

                         INVESTORS BANK & TRUST COMPANY

                                       AND

                           MASTER INVESTMENT PORTFOLIO



                                   dated as of

                                  May 30, 2000


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                        THIRD PARTY FEEDER FUND AGREEMENT

         THIS THIRD PARTY FEEDER FUND AGREEMENT (the "Agreement") is made and entered into as of the __ day of May, 2000, by and among Whatifi Funds, a Delaware business trust ("Trust"), for itself and on behalf of those series set forth on Schedule A (the "Funds"), BISYS Fund Services ("BISYS"), an Ohio limited partnership, BISYS Fund Services, Inc. ("Transfer Agent"), Whatifi Asset Management, Inc. ("Advisor"), Investors Bank & Trust Company ("IBT"), and Master Investment Portfolio ("MIP"), a Delaware business trust, for itself and on behalf of those series set forth on Schedule B (the "Portfolios").

                                   WITNESSETH

         WHEREAS, Trust and MIP are each registered under the Investment Company Act of 1940 (the "1940 Act") as open-end management investment companies;

         WHEREAS, each Fund and its corresponding Portfolio have the same investment objective and substantially the same investment policies;

         WHEREAS, each Fund desires to invest on an ongoing basis all of its investable assets (the "Assets") in exchange for a beneficial interest the corresponding Portfolio (the "Investments") on the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the foregoing, the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                         REPRESENTATIONS AND WARRANTIES

         1.1      Trust.  Trust represents and warrants to MIP that:

                  (a) Organization. Trust is a trust, duly organized, validly existing and in good standing under the laws of the State of Delaware and the Funds are duly and validly designated series of Trust. Trust and each Fund has the requisite power and authority to own its property and conduct its business as proposed to be conducted pursuant to this Agreement.

                  (b)      Authorization   of   Agreement.   The  execution  and
                           delivery of this Agreement by Trust on behalf of Funds and the conduct of business contemplated hereby have been duly authorized by all necessary action on the part of Trust's Board of Trustees and no other action or proceeding is necessary for the execution and delivery of this Agreement by the Funds, or the
                           performance   by  the  Funds  of  their   obligations
                           hereunder. This
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                           Agreement  when  executed  and  delivered by Trust on
                           behalf of the Funds shall constitute a legal, valid and binding obligation of Trust, enforceable against the Funds in accordance with its terms. No meeting of, or consent by, shareholders of Funds is necessary to approve or implement the Investments.

                  (c) 1940 Act Registration. Trust is duly registered under the 1940 Act as an open-end management investment company, and such registration is in full force and effect.

                  (d) SEC Filings. Trust has duly filed all forms, reports, proxy statements and other documents (collectively, the "SEC Filings") required to be filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933 (the "1933 Act"), the Securities Exchange Act of 1934 (the "1934 Act") and the 1940 Act, and the rules and regulations thereunder, (collectively, the "Securities Laws") in connection with the registration of the Funds' shares, any meetings of shareholders and its registration as an investment company. All SEC Filings relating to Funds were prepared to comply in all material respects in accordance with the requirements of the applicable Securities Laws and do not, as of the date of this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that Trust makes no representation or warranty hereunder with respect to information supplied by MIP or any service provider of MIP for use in Trust's SEC filings, including but not limited to any written information contained in MIP's current registration statement relating to the Portfolios.

                  (e) Fund Assets. Each Fund currently intends on an ongoing basis to invest substantially all of its
                           Assets solely in the corresponding Portfolio, although it reserves the right to invest Assets in other securities and other assets and/or to redeem any or all units of the Portfolio at any time without notice.

                  (f) Registration Statement. Trust has reviewed MIP's and each Portfolio's registration statement on Form N-1A, as filed with the SEC.

                  (g) Insurance. Trust has in force an errors and omissions liability insurance policy insuring the Funds against loss up to $______ million for negligence or wrongful acts.

         1.2      MIP. MIP represents and warrants to Trust that:

                  (a) Organization. MIP is a trust, duly organized, validly existing and in good


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                           standing  under the laws of the State of Delaware and
                           Portfolios are duly and validly designated series of MIP. MIP and each Portfolio has the requisite power and authority to own its property and conduct its business as now being conducted and as proposed to be conducted pursuant to this Agreement.

                  (b) Authorization of Agreement. The execution and delivery of this Agreement by MIP on behalf of the Portfolios and the conduct of business contemplated hereby have been duly authorized by all necessary action on the part of MIP's Board of Trustees and no other action or proceeding is necessary for the execution and delivery of this Agreement by the Portfolios, or the performance by the Portfolios of their obligations hereunder and the consummation by the Portfolios of the transactions contemplated hereby. This Agreement when executed and delivered by MIP on behalf of the Portfolios shall constitute a legal, valid and binding obligation of MIP and the Portfolios, enforceable against MIP and the Portfolios in accordance with its terms. No meeting of, or consent by, interest holders of the Portfolios is necessary to approve the issuance of Interests (as defined below) to the Funds.

                  (c) Issuance of Beneficial Interest. The issuance by MIP of beneficial interests in exchange for the Investments by the corresponding Funds of their Assets has been duly authorized by all necessary action on the part of the Board of Trustees of MIP. When issued in accordance with the terms of this Agreement, the Interests will be validly issued, fully paid and non- assessable.

                  (d) 1940 Act Registration. MIP is duly registered as an open-end management investment company under the 1940 Act and such registration is in full force and effect.

                  (e) SEC Filings; Securities Exemptions. MIP has duly filed all SEC Filings, as defined herein, relating to the Portfolios required to be filed with the SEC under the Securities Laws. Interests in the Portfolios are not required to be registered under the 1933 Act, because such Interests are offered solely in private placement transactions which do not involve any "public offering" within the meaning of
                           Section 4(2) of the 1933 Act. In addition, Interests in the Portfolios are either noticed for sale or qualified for sale or exempt from notice or qualification requirements under applicable securities laws in those states or jurisdictions in which Interests are offered and sold. All SEC Filings relating to the Portfolios comply in all material respects with the requirements of the applicable Securities Laws and do not, as of the date of this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

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                  (f)      Tax   Status.   Each   Portfolio   is  taxable  as  a
                           partnership for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code").

                  (g) Taxable and Fiscal Year. The taxable and fiscal year end of each Portfolio is currently December 31st.

                  (h) Insurance. MIP has in force an errors and omissions liability insurance policy insuring the Portfolios against loss up to $5.0 million for negligence or wrongful acts.

         1.3 BISYS. BISYS represents and warrants to MIP that the execution, delivery and performance of this Agreement by BISYS have been duly authorized by all necessary action. This Agreement constitutes a legal, valid and binding obligation of BISYS, enforceable against BISYS in accordance with its terms.

         1.4 Advisor. Advisor represents and warrants to MIP that the execution, delivery and performance of this Agreement by Advisor have been duly authorized by all necessary action. This Agreement constitutes a legal, valid and binding obligation of Advisor, enforceable against Advisor in accordance with its terms.

                                   ARTICLE II

                                    COVENANTS

         2.1 Trust. Trust covenants that:

                  (a) Advance Review of Certain Documents. Trust will furnish MIP at least ten (10) business days prior to the earlier of filing or first use, with drafts of the Funds' registration statement on Form N-1A and any amendments thereto, and also will furnish at least five (5) business days' prior to the earlier of filing or first use, with drafts of any prospectus or statement of additional information supplements. In addition, Trust will furnish or will cause to be furnished to MIP at least three (3) business days prior to the earlier of filing or first use, as the case may be, any proposed advertising or sales literature that contains language that describes or refers to MIP or the Portfolios and that was not previously approved by MIP. Trust agrees that it will include in all such Fund documents any disclosures that may be required by law, and that it will incorporate in all such Fund documents any material reasonable comments made by MIP. MIP will not, however, in any way be liable to Trust for any errors or omissions in such documents, whether or not MIP makes any objection thereto, except to the extent such errors or omissions result from information provided in MIP's 1940 Act registration statement or otherwise provided by MIP for inclusion therein. In addition, neither

                           Fund nor BISYS will make any other written or oral representations about MIP or the Portfolios other than those contained in such documents without MIP's prior written consent.

                  (b) SEC and Blue Sky Filings. Trust will file all SEC Filings required to be filed with the SEC under the Securities Laws in connection with the registration of the Funds' shares, any meetings of shareholders, and the registration of Funds as series of an investment company. Trust will file such documents as may be required to be filed with any securities commission or similar authority by the laws or regulations of any state, territory or possession of the United States, including the District of Columbia, in which shares of the Funds are or will be noticed for sale ("State Filings"). The Funds' SEC Filings will comply in all material respects in accordance with the requirements of the applicable Securities Laws, and, insofar as they relate to information other than that supplied or required to be supplied by MIP, will not, at the time they are filed or used to offer Fund shares, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Funds' State Filings will be prepared in accordance with the requirements of applicable state law and the rules and regulations thereunder.

                  (c) 1940 Act Registration. Trust will be duly registered as an open-end management investment company under the 1940 Act.

                  (d) Tax Status. The Funds will qualify for treatment as a regulated investment company under Subchapter M of the Code for any taxable year during which this Agreement continues in effect, except to the extent that a failure to so qualify may result from any action or omission of the corresponding Portfolio or MIP.

                  (e) Fiscal Year. Each Fund shall take appropriate action to adopt and maintain the same fiscal year end as the corresponding Portfolio (currently the last day December).

                  (f) Proxy Voting. If requested to vote on matters pertaining to MIP or a Portfolio, each Fund will either seek instructions from its shareholders with regard to the voting of all proxies with respect to a Portfolio's securities and vote such proxies only in accordance with such instructions, or vote the shares held by it in the same proportion as the vote of all other holders of the Portfolio's securities; provided that the Fund will not be obligated to take such action if and to the extent the Fund obtains an exemption from Section 12(d)(1)(E) (iii)(aa) of the 1940 Act.

                  (g) Compliance with Laws. Trust shall comply, in all material respects, with all applicable laws, rules and regulations in connection with conducting its operations as a registered investment company.

                  (h) Insurance. Trust will maintain in full force and effect for so long as this Agreement is in effect reasonable insurance coverage against any and all liabilities that may arise as a result of Trust's business as a registered investment company.

         2.2 MIP. MIP covenants that:

                  (a) Signature Pages. MIP shall promptly provide all required signature pages to Trust for inclusion in any  SEC  Filings  of  Trust,  provided  Trust  is in
                           material compliance with its covenants and other obligations under this Agreement at the time such signature pages are provided and included in the SEC Filing. Trust and BISYS acknowledge and agree that the provision of such signature pages does not constitute a representation by MIP, its Trustees or Officers, that such SEC Filing complies with requirements of the applicable Securities Laws, or that such SEC Filing does not contain any untrue statement of a material fact or does not omit to the state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except with respect to information provided by MIP for inclusion in such SEC Filing or for use by Trust in preparing such filing, which shall in any event include any written information obtained from MIP's current registration statement on Form N-1A.

                  (b)      Redemptions.  Except as  otherwise  provided  in this
                           Section 2.2(b), redemptions of interests owned by a Fund will be effected in cash pursuant to Section 2.2(c). In the event a Fund desires to withdraw its entire Investment from a corresponding Portfolio, either by submitting a redemption request or by terminating this agreement in accordance with Section
                           5.1 hereof, Portfolio, at its sole discretion, and in accordance with the 1940 Act and the rules and regulations thereunder, may effect such redemption "in kind" and in such manner that the securities delivered to the Fund or its custodian approximate the Fund's proportionate share of Portfolio's net assets immediately prior to such redemption. In addition, in the event a Fund makes a redemption (or series of redemptions over any three consecutive business days) of an amount that exceeds 10% of Portfolio's net asset value, Portfolio, at its sole discretion, and in accordance with the 1940 Act and the rules and regulations thereunder, may effect such redemption "in kind" and in such manner that the securities delivered to Fund or its custodian approximate the Fund's proportionate share of Portfolio's net assets immediately prior to such redemption. Each Portfolio will use its best efforts to settle redemptions on the business day following the receipt of a redemption request by a Fund and if such next business day settlement is not practicable, will immediately notify the Fund regarding the anticipated settlement date, which shall in all events be a date permitted under the 1940 Act.

                  (c) Ordinary Course Redemptions. Each Portfolio will effect its redemptions in accordance with the provisions of the 1940 Act and the rules and regulations thereunder. Except as described in
                           Section 2.2(b), all redemptions will be
                           effected in cash at the next determined net asset value after the redemption request is received in proper form. Each Portfolio will use its best efforts to settle redemptions on the business day following the receipt of a redemption request by a Fund and if such next business day settlement is not practicable, will immediately notify the Fund regarding the anticipated settlement date, which shall in all events be a date permitted under the 1940 Act.

                  (d) SEC Filings. MIP will file all SEC Filings required to be filed with the SEC under the Securities Laws in connection with any meetings of a Portfolio's investors and its registration as an investment company and will provide copies of all such definitive filings to Trust. The Portfolios' SEC Filings will comply in all material respects with the requirements of the applicable Securities Laws, and will not, at the time they are filed or used, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (e)      1940  Act   Registration.   MIP  will   remain   duly
                           registered  as  an  open-end  management   investment
                           company under the 1940 Act.

                  (f) Tax Status. Based upon applicable IRS interpretations and rulings and Treasury Regulations, each Portfolio will continue to be treated as a partnership for federal income tax purposes. Each Portfolio will continue to satisfy (i) the income test imposed on regulated investment companies under Section 851(b)(2) of the Code and (ii) the asset test imposed on regulated investment companies under Section 851(b)(3) of the Code as if such Sections applied to it for so long as this Agreement continues in effect.

                  (g) Securities Exemptions. Interests in each Portfolio have been and will continue to be offered and sold solely in private placement transactions which do not involve any "public offering" within the meaning of
                           Section 4(2) of the 1933 Act or require registration or notification under any state law.

                  (h) Advance Notice of Certain Changes. MIP shall provide Trust with at least one hundred twenty (120) days' advance notice, or such lesser time as may be agreed to by the parties, of any change in a Portfolio's investment objective, and at least sixty (60) days' advance notice, or if MIP has knowledge or should have knowledge that one of the following changes is likely to occur more than sixty (60) days in advance of such event, notice shall be provided as soon as reasonably possible after MIP obtains such knowledge, of any material change in a Portfolio's investment policies or activities, any material increase in a Portfolio's fees or expenses, or any change in a Portfolio's fiscal year or time for calculating net asset value for purposes of Rule 22c-1.

                  (i) Compliance with Laws. MIP shall comply, in all material respects, with all applicable laws, rules and regulations in connection with conducting its operations as a registered investment company.

         2.3 Reasonable Actions. Each party covenants that it will, subject to the provisions of this Agreement, from time to time, as and when requested by another party or in its own discretion, as the case may be, execute and deliver or cause to be executed and delivered all such documents, assignments and other instruments, take or cause to be taken such actions, and do or cause to be done all things reasonably necessary, proper or advisable in order to conduct the business contemplated by this Agreement and to carry out its intent and purpose.

         2.4 Advisor. Advisor covenants that:

                  (a) To the extent that any service provider which has agreed to indemnify and hold harmless MIP, each Portfolio, and MIP's trustees, officers and employees, and each other person who controls MIP or a Portfolio within the meaning of Section 15 of the 1933 Act (each a "Covered Person" and collectively "Covered Persons") under Article III hereunder is replaced by the Trust, the Advisor shall cause any successor service provider to give a substantially similar indemnification or the Advisor shall undertake to provide indemnification on behalf of such successor service provider.

                                   ARTICLE III

                                 INDEMNIFICATION

         3.1      Trust.

                  (a) Indemnification. Trust agrees to indemnify and hold harmless MIP, each Portfolio and MIP's trustees, officers and employees, and each other person who controls  MIP or a  Portfolio  within the  meaning of
                           Section 15 of the 1933 Act (each a "Covered Person" and collectively "Covered Persons"), against any and all losses, claims, demands, damages, liabilities and expenses (each a "Liability" and collectively the "Liabilities") (including, unless Trust elects to assume the defense pursuant to paragraph (b), the reasonable cost of investigating and defending against any claims therefor, including counsel fees incurred in connection therewith), which:

                           (1) arise out of or are based upon any Securities Laws, any other statute or common law or are incurred in connection with or as a result of any formal or informal administrative  proceeding or  investigation
                                    by a  regulatory  agency,  insofar  as  such
                                    Liabilities  arise out of or are based  upon
                                    the ground or alleged ground that any direct
                                    or indirect  omission or commission by Trust
                                    (either  during  the  course  of  its  daily
                                    activities   or  in   connection   with  the
                                    accuracy  of  its   representations  or  its
                                    warranties in this Agreement)
                                    caused or continues to cause a violation of any federal or state securities laws or regulations or any other applicable domestic or foreign law or regulations or common law duties or obligations, but only to the extent that such Liabilities do not arise out of and are not based upon an omission or commission of a Portfolio or MIP;

                           (2)      arise out of Trust having caused a Portfolio
                                    to   be   an   association   taxable   as  a
                                    corporation rather than as a partnership;

                           (3) arise out of any misstatement of a material fact or an omission of a material fact in Trust's registration statement (including amendments and supplements thereto) or in advertisements or sales literature prepared by or on behalf of Trust, other than a misstatement or omission arising from information provided by a Portfolio or MIP;

                           (4) result from the failure of any representation or warranty made by Trust to be accurate when made or the failure of such party to perform any covenant contained herein or otherwise to comply with the terms of this Agreement; or

                           (5) arise out of any unlawful or negligent act or omission by Trust or any trustee, director, officer, employee or agent of Trust;

                           provided, however, that in no case shall Trust be liable with respect to any claim made against any Covered Person unless the Covered Person shall have notified Trust in writing of the nature of the claim within a reasonable time after the summons, other first legal process or formal or informal initiation of a regulatory investigation or proceeding shall have been served upon or provided to a Covered Person, or any federal, state or local tax deficiency has come to the attention of Trust, Portfolio or a Covered Person. Failure to notify Trust of such claim shall not relieve it from any liability that it may have to any Covered Person otherwise than on account of the indemnification contained in this Section.

                  (b) Assumption of Defense. Trust is entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if Trust elects to assume the defense, such defense shall be conducted by legal counsel acceptable to the applicable Covered Persons, which acceptance shall not be unreasonably withheld or delayed. In the event Trust elects to assume the defense of any such suit and retain such counsel, each Covered Person and any other defendant or defendants may retain additional counsel, but shall bear the fees and expenses of such counsel unless (1) Trust shall have specifically authorized the retaining of such counsel or (2) the parties to such suit include any Covered Person and Trust, and any such Covered Person has been advised by counsel that one or more legal defenses may be available to it that may not be available to Trust, in which case Trust shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of such counsel. Trust shall not be liable to indemnify any Covered Person for any settlement of any claim effected without Trust's written consent, which consent shall not be unreasonably withheld or delayed. The indemnities set forth in paragraph (a) will be in addition to any liability that Trust in respect of a Fund might otherwise have to a Covered Person.

         3.2 Advisor.

                  (a)      Indemnification.  Advisor  will  indemnify  and  hold
                           harmless MIP, each Portfolio, and MIP's trustees, officers and employees, and each other person who controls  MIP or a  Portfolio  within the  meaning of
                           Section 15 of the 1933 Act (each a "Covered Person" and collectively "Covered Persons"), against any and all losses, claims, demands, damages, liabilities and expenses (each a "Liability" and collectively the "Liabilities") (including, unless Advisor elects to assume the defense pursuant to paragraph (b), the reasonable cost of investigating and defending against any claims therefor, including counsel fees incurred in connection therewith), which:

                           (1) arise out of any misstatement of a material fact or an omission of a material fact provided by Advisor in Trust's registration statement (including amendments and supplements thereto) or in advertisements or sales literature prepared by Advisor on behalf of Trust, other than a misstatement or omission arising from information provided by MIP or a Portfolio;

                           (2) result from the failure of any representation or warranty made by Advisor to be accurate when made or the failure of such parties to perform any covenant contained herein or otherwise to comply with the terms of this Agreement; or

                           (3) arise out of any unlawful or negligent act or omission by Advisor or any director, officer, employee or agent of Advisor;

                           provided, however, that in no case shall Advisor be liable with respect to any claim made against any Covered Person unless the Covered Person shall have notified Advisor in writing of the nature of the claim within a reasonable time after the summons, other first legal process or formal or informal initiation of a regulatory investigation or proceeding shall have been served upon or provided to a Covered Person, or any federal, state or local tax deficiency has come to the attention of MIP, a Portfolio or a Covered Person. Failure to notify Advisor of such claim shall not relieve it from any liability that it may have to any Covered Person otherwise than on account of the indemnification contained in this Section.

                  (b) Assumption of Defense. Advisor is entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if Advisor elects to assume the defense, such defense shall be conducted by legal counsel acceptable to the applicable Covered Persons, which acceptance shall not be unreasonably withheld or delayed. In the event Advisor elects to assume the defense of any such suit and retain such counsel, each Covered Person and any other defendant or defendants may retain additional counsel, but shall bear the fees and expenses of such counsel unless (1)Advisor shall have specifically authorized the retaining of such counsel or (2) the parties to such suit include any Covered Person and Advisor, and any such Covered Person has been advised by counsel that one or more legal defenses may be available to it that may not be available to Advisor, in which case Advisor shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of such counsel. Advisor shall not be liable to indemnify any Covered Person for any settlement of any claim affected without Advisor's written consent, which consent shall not be unreasonably withheld or delayed. The indemnities set forth in paragraph (a) will be in addition to any liability that Trust in respect of a Fund might otherwise have to a Covered Person.

         3.3 BISYS.

                  (a)      Indemnification.   BISYS  will   indemnify  and  hold
                           harmless MIP, each Portfolio, and MIP's trustees, officers and employees, and each other person who controls  MIP or a  Portfolio  within the  meaning of
                           Section 15 of the 1933 Act (each a "Covered Person" and collectively "Covered Persons"), against any and all losses, claims, demands, damages, liabilities and expenses (each a "Liability" and collectively the "Liabilities") (including, unless BISYS elects to assume the defense pursuant to paragraph (b), the reasonable cost of investigating and defending against any claims therefor, including counsel fees incurred in connection therewith), which:

                           (1) arise out of any misstatement of a material fact or an omission of a material fact provided by BISYS in Trust's registration statement (including amendments and supplements thereto) or in advertisements or sales literature prepared by BISYS on behalf of Trust, other than a misstatement or omission arising from information provided by MIP or a Portfolio;

                           (2) result from the failure of any representation or warranty made by BISYS to be accurate when made or the failure of such parties to perform any covenant contained herein or otherwise to comply with the terms of this Agreement; or

                           (3)      arise out of any unlawful or  negligent  act
                                    or  omission  by  BISYS  or  any   director,
                                    officer, employee or agent of BISYS;

                           provided, however, that in no case shall BISYS be liable with respect to any claim made against any Covered Person unless the Covered Person shall have notified BISYS in writing of the nature of the claim within a reasonable time after the summons, other first legal process or formal or informal initiation of a regulatory investigation or proceeding shall have been served upon or provided to a Covered Person, or any federal, state or local tax deficiency has come to the attention of MIP, a Portfolio or a Covered Person. Failure to notify BISYS of such claim shall not relieve it from any liability that it may have to any Covered Person otherwise than on account of the indemnification contained in this Section.

                  (b) Assumption of Defense. BISYS is entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if BISYS elects to assume the defense, such defense shall be conducted by legal counsel acceptable to the applicable Covered Persons, which acceptance shall not be unreasonably withheld or delayed. In the event BISYS elects to assume the defense of any such suit and retain such counsel, each Covered Person and any other defendant or defendants may retain additional counsel, but shall bear the fees and expenses of such counsel unless (1) BISYS shall have specifically authorized the retaining of such counsel or (2) the parties to such suit include any Covered Person and BISYS, and any such Covered Person has been advised by counsel that one or more legal defenses may be available to it that may not be available to BISYS, in which case BISYS shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of such counsel. BISYS shall not be liable to indemnify any Covered Person for any settlement of any claim affected without BISYS's written consent, which consent shall not be unreasonably withheld or delayed. The indemnities set forth in paragraph (a) will be in addition to any liability that Trust in respect of a Fund might otherwise have to a Covered Person.

         3.4 Transfer Agent.

                  (a) Indemnification. Transfer Agent will indemnify and hold harmless MIP, each Portfolio, and MIP's trustees, officers and employees, and each other person who controls MIP or a Portfolio within the meaning of Section 15 of the 1933 Act (each a "Covered Person" and collectively "Covered Persons"), against any and all losses, claims, demands, damages, liabilities and expenses (each a "Liability" and collectively the "Liabilities") (including, unless Transfer Agent elects to assume the defense pursuant to paragraph (b), the reasonable cost of investigating and defending against any claims therefor, including counsel fees incurred in connection therewith), which:

                           (1) arise out of any misstatement of a material fact or an omission of a material fact provided by Transfer Agent in Trust's registration statement (including amendments and supplements thereto) or in advertisements or sales literature prepared by Transfer Agent on behalf of Trust, other than a misstatement or omission arising from information provided by MIP or a Portfolio;

                           (2) result from the failure of any representation or warranty made by Transfer Agent to be accurate when made or the failure of such parties to perform any covenant contained herein or otherwise to comply with the terms of this Agreement; or

                           (3)      arise out of any unlawful or  negligent  act
                                    or  omission   by  Transfer   Agent  or  any
                                    director, officer, employee or agent of Transfer Agent;

                           provided, however, that in no case shall Transfer Agent be liable with respect to any claim made against any Covered Person unless the Covered Person shall have notified Transfer Agent in writing of the nature of the claim within a reasonable time after the summons, other first legal process or formal or informal initiation of a regulatory investigation or proceeding shall have been served upon or provided to a Covered Person, or any federal, state or local tax deficiency has come to the attention of MIP, a Portfolio or a Covered Person. Failure to notify Transfer Agent of such claim shall not relieve it from any liability that it may have to any Covered Person otherwise than on account of the indemnification contained in this Section.

                  (b) Assumption of Defense. Transfer Agent is entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if Transfer Agent elects to assume the defense, such defense shall be conducted by legal counsel acceptable to the applicable Covered Persons, which acceptance shall not be unreasonably withheld or delayed. In the event Transfer Agent elects to assume the defense of any such suit and retain such counsel, each Covered Person and any other defendant or defendants may retain additional counsel, but shall bear the fees and expenses of such counsel unless (1) Transfer Agent shall have specifically authorized the retaining of such counsel or (2) the parties to such suit include any Covered Person and Transfer Agent, and any such Covered Person has been advised by counsel that one or more legal defenses may be available to it that may not be available to Transfer Agent, in which case Transfer Agent shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of such counsel. Transfer Agent shall not be liable to indemnify any Covered Person for any settlement of any claim affected without Transfer Agent's written consent, which consent shall not be unreasonably withheld or delayed. The indemnities set forth in paragraph (a) will be in addition to any liability that Trust in respect of a Fund might otherwise have to a Covered Person.

         3.5 IBT.

                  (a) Indemnification. IBT will indemnify and hold harmless MIP, each Portfolio, and MIP's trustees, officers and employees, and each other person who controls MIP or a Portfolio within the meaning of Section 15 of the 1933 Act (each a "Covered Person" and collectively
                           "Covered Persons"), against any and all losses, claims, demands, damages, liabilities and expenses (each a "Liability" and collectively the "Liabilities") (including, unless IBT elects to assume the defense pursuant to paragraph (b), the reasonable cost of investigating and defending against any claims therefor, including counsel fees incurred in connection therewith), which arise out of the willful misfeasance, bad faith or negligence of IBT in the performance of its duties under the fund accounting agreement between IBT and Trust; provided, however, that in no case shall IBT be liable with respect to any claim made against any Covered Person unless the Covered Person shall have notified IBT in writing of the nature of the claim within a reasonable time after the summons, other first legal process or formal or informal initiation of a regulatory investigation or proceeding shall have been served upon or provided to a Covered Person, or any federal, state or local tax deficiency has come to the attention of MIP, a Portfolio or a Covered Person. Failure to notify IBT of such claim shall not relieve it from any liability that it may have to any Covered Person otherwise than on account of the indemnification contained in this Section.

                  (b) Assumption of Defense. IBT is entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if IBT elects to assume the defense, such defense shall be conducted by legal counsel acceptable to the applicable Covered Persons, which acceptance shall not be unreasonably withheld or delayed. In the event IBT elects to assume the defense of any such suit and retain such counsel, each Covered Person and any other defendant or defendants may retain additional counsel, but shall bear the fees and expenses of such counsel unless (1)IBT shall have specifically authorized the retaining of such counsel or (2) the parties to such suit include any Covered Person and IBT, and any such Covered Person has been advised by counsel that one or more legal defenses may be available to it that may not be available to IBT, in which case IBT shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of such counsel. IBT shall not be liable to indemnify any Covered Person for any settlement of any claim affected without IBT's written consent, which consent shall not be unreasonably withheld or delayed. The indemnities set forth in paragraph (a) will be in addition to any liability that Trust in respect of a Fund might otherwise have to a Covered Person.

         3.6 MIP.

                  (a) Indemnification. MIP will indemnify and hold harmless Trust, each Fund,

                           Advisor, BISYS, Transfer Agent, and IBT and their respective trustees, directors, officers and employees, and each other person who controls Trust, a Fund, Advisor, BISYS, Transfer Agent or IBT as the case may be, within the meaning of Section 15 of the 1933 Act (each a "Covered Person" and collectively, "Covered Persons"), against any and all losses, claims, demands, damages, liabilities and expenses (each a "Liability" and collectively the "Liabilities") (including, unless MIP elects to assume the defense pursuant to paragraph (b), the reasonable costs of investigating and defending against any claims therefor, including counsel fees incurred in connection therewith, whether incurred directly by MIP, a Fund, Advisor, BISYS, Transfer Agent or IBT or indirectly by MIP, a Fund, Advisor, BISYS, Transfer Agent, or IBT through Fund's Investment in the Portfolio), which:

                           (1) arise out of or are based upon any Securities Laws, any other statute or common law or are incurred in connection with or as a result of any formal or informal administrative  proceeding or  investigation
                                    by a  regulatory  agency,  insofar  as  such
                                    Liabilities  arise out of or are based  upon
                                    the ground or alleged ground that any direct
                                    or indirect  omission or  commission  by MIP
                                    (either  during  the  course  of  its  daily
                                    activities   or  in   connection   with  the
                                    accuracy  of  its   representations  or  its
                                    warranties  in  this  Agreement)  caused  or
                                    continues   to  cause  a  violation  of  any
                                    federal   or   state   securities   laws  or
                                    regulations or any other applicable domestic or foreign law or regulations or common law duties or obligations, but only to the extent that such Liabilities do not arise out of and are not based upon an omission or commission of Trust, a Fund, Advisor, BISYS, Transfer Agent or IBT;

                           (2) arise out of having caused a Fund to fail to qualify as a regulated investment company under the Code;

                           (3) arise out of any misstatement of a material fact or an omission of a material fact in MIP's registration statement (including amendments and supplements thereto) or
                                    included   at   the   request   of   MIP  in
                                    advertising or sales  literature used by the
                                    Fund,   other  than  a  misstatement   of  a
                                    material  fact or an omission  arising  from
                                    information   provided  by  Trust,  a  Fund,
                                    Advisor, BISYS, Transfer Agent or IBT;

                           (4) result from the failure of any representation or warranty made by MIP to be accurate when made or the failure of such party to perform any covenant contained herein or otherwise to comply with the terms of this Agreement; or

                           (5) arise out of any unlawful or negligent act or omission by MIP, or any trustee, officer, employee or agent of MIP;

                           provided, however, that in no case shall MIP be liable with respect to any claim made against any such Covered Person unless such Covered Person shall have notified MIP in writing of the nature of the claim within a reasonable time after the summons, other first legal process or formal or informal initiation of a regulatory investigation or proceeding shall have been served upon or provided to a Covered Person or any federal, state, or local tax deficiency has come to the attention of Trust, Advisor, BISYS, Transfer Agent, IBT or a Covered Person. Failure to notify MIP of such claim shall not relieve it from any liability that it may have to any Covered Person otherwise than on account of the indemnification contained in this Section.

                  (b) Assumption of Defense. MIP is entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if MIP elects to assume the defense, such defense shall be conducted by legal counsel acceptable to the applicable Covered Persons, which acceptance shall not be unreasonably withheld or delayed. In the event MIP elects to assume the defense of any such suit and retain such counsel, each Covered Person and any other defendant or defendants in the suit may retain additional counsel but shall bear the fees and expenses of such counsel unless (1) MIP shall have specifically authorized the retaining of such counsel or (2) the parties to such suit include any Covered Person or Trust, Advisor BISYS, Transfer Agent or IBT and any such Covered Person has been advised by counsel that one or more legal defenses may be available to it that may not be available to Trust, Advisor, BISYS, Transfer Agent or IBT, in which case MIP shall not be entitled to assume the defense of such suit notwithstanding the obligation to bear the fees and expenses of such counsel. MIP shall not be liable to indemnify any Covered Person for any settlement of any such claim effected without Trust's, BISYS's, Transfer Agent's, Advisor's or IBT's written consent, which consent shall not be unreasonably withheld or delayed. The indemnities set forth in paragraph (a) will be in addition to any liability that MIP might otherwise have to a Covered Person.

                                   ARTICLE IV

                              ADDITIONAL AGREEMENTS

         4.1 Access to Information. Throughout the life of this Agreement, Trust and MIP shall afford each other reasonable access at all reasonable times to such party's officers, employees, agents and offices and to all relevant books and records and shall furnish each other party with all relevant financial and other data and information as such other party may reasonably request.

         4.2 Confidentiality. Each party agrees that it shall hold in strict confidence all data and information obtained from another party (unless such information is or becomes readily ascertainable from public or published information or trade sources or public disclosure of such information is required by law) and shall ensure that its officers, employees and authorized representatives do not disclose such information to others without the prior written consent of the party from whom it was obtained, except if disclosure is required by the SEC, any other regulatory body, the Funds' or MIP's respective auditors, or in the opinion of counsel to the disclosing party such disclosure is required by law, and then only with as much prior written notice to the other parties as is practical under the circumstances. Each party hereto acknowledges that the provisions of this
Section 4.2 shall not prevent Trust or MIP from filing a copy of this Agreement as an exhibit to a registration statement on Form N-1A as it relates to a Fund or Portfolio, respectively, and that such disclosure by Trust or MIP shall not require any additional consent from the other parties.

         4.3 Obligations of Trust and MIP. MIP agrees that the obligations of Trust under this Agreement shall be binding only upon the assets of the Funds, and that except to the extent liability may be imposed under relevant Securities Laws, MIP shall not seek satisfaction of any such obligation from the officers, agents, employees, trustees or shareholders of Trust or the Funds, and in no case shall MIP or any covered person have recourse to the assets of any series of the Trust other than the Funds. Trust agrees that the obligations of MIP under this Agreement shall be binding only upon the assets of the Portfolios, and that except to the extent liability may be imposed under relevant Securities Laws, Trust shall not seek satisfaction of any such obligation from officers, agents, employees, trustees or interest holders of MIP or other classes or series of MIP.

                                    ARTICLE V

                             TERMINATION, AMENDMENT

         5.1 Termination. This Agreement may be terminated at any time by the mutual agreement in writing of all parties, or by any party on ninety (90) days' advance written notice to the other parties hereto; provided, that nothing in this Agreement shall limit Trust's right to redeem all or a portion of its units of a Portfolio in accordance with the 1940 Act and the rules thereunder. The provisions of Article III and Sections 4.2 and 4.3 shall survive any termination of this Agreement.

         5.2 Amendment. This Agreement may be amended, modified or supplemented at any time in such manner as may be mutually agreed upon in writing by the parties.

                                   ARTICLE VI

                               GENERAL PROVISIONS

         6.1 Expenses. All costs and expenses incurred in connection with this Agreement and the conduct of business contemplated hereby shall be paid by the party incurring such costs and expenses.

         6.2 Headings. The headings and captions contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         6.3   Entire   Agreement.   This   Agreement   sets  forth  the  entire
understanding between the parties concerning the subject matter of this Agreement and incorporates or supersedes all prior negotiations and understandings. There are no covenants, promises, agreements, conditions or understandings, either oral or written, between the parties relating to the subject matter of this Agreement other than those set forth herein. This Agreement may be amended only in a writing signed by all parties.

         6.4 Successors. Each and all of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement, nor any rights herein granted may be assigned to, transferred to or encumbered by any party, without the prior written consent of the other parties hereto.

         6.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California; provided, however, that in the event of any conflict between the 1940 Act and the laws of California, the 1940 Act shall govern.

         6.6 Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing one or more counterparts.

         6.7 Third Parties. Except as expressly provided in Article III, nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

         6.8 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made when delivered in person or three days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed:

         If to Trust:
                             c/o BISYS Fund Services

                                    3435 Stelzer Road
                                    Columbus, Ohio 43219
                                    Attention: _______

         If to Advisor:
                                    790 Eddy Street

                                    San Francisco, California 94105
                                    Attention: ________

         If to BISYS:

                                    BISYS Fund Services
                                    3435 Stelzer Road
                                    Columbus, Ohio 43219
                                    Attention: ________

         If to Transfer Agent:

                                    BISYS Fund Services
                                    3435 Stelzer Road
                                    Columbus, Ohio 43219
                                    Attention: _________

         If to IBT:

                        Investors Bank and Trust Company

                                    200 Clarendon Street
                                    PO Box 9130
                                    Boston, MA 02117-9130
                                    Attention     __________

         If to MIP:

                             Chief Operating Officer

                                    Master Investment Portfolio
                                    c/o Stephens Inc.
                                    111 Center Street
                                    Little Rock, AR 72201

         6.9 Interpretation. Any uncertainty or ambiguity existing herein shall not be interpreted against any party, but shall be interpreted according to the rules of interpretation applicable to arms' length agreements.

         6.10 Operation of Fund. Except as otherwise provided herein, this Agreement shall not limit the authority of the Funds, Trust or BISYS to take such action as it may deem appropriate or advisable in connection with all matters relating to the operation of the Funds and the sale of their shares.

         6.11 Relationship of Parties; No Joint Venture, Etc. It is understood and agreed that neither Trust, Advisor nor BISYS shall hold itself out as an agent of MIP with the authority to bind such party, nor shall MIP hold itself out as an agent of Trust, Advisor or BISYS with the authority to bind such party.

         6.12 Use of Name. Except as otherwise provided herein or required by law (e.g., in Trust's Registration Statement on Form N-1A), neither Trust, a Fund nor BISYS shall describe or refer to the name of MIP, the Portfolios or any derivation thereof, or any affiliate thereof, or to the relationship contemplated by this Agreement in any advertising or promotional materials without the prior written consent of MIP, nor shall MIP describe or refer to the name of Trust, a Fund or BISYS or any derivation thereof, or any affiliate thereof, or to the relationship contemplated by this Agreement in any advertising or promotional materials without the prior written consent of Trust or BISYS, as the case may be. In no case shall any such consents be unreasonably withheld or delayed. In addition, the party required to give its consent shall have at least three (3) business days prior to the earlier of filing or first use, as the case may be, to review the proposed advertising or promotional materials.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first written above.

Whatifi Funds,
On behalf of itself and each Fund set Forth on Schedule A


By:  /s/ Harris A. Fricker
       Name:  Harris A. Fricker
       Title: President


BISYS Fund Services Limited Partnership

By:  /s/ Mark A. Dillon
       Name: Mark A. Dillon
       Title:


BISYS Fund Services, Inc. ("Transfer Agent"),


By:  /s/ Mark A. Dillon
       Name: Mark A. Dillon
       Title:

Whatifi Asset Management, Inc.

By:  /s/ Harris A. Fricker
       Name:  Harris A. Fricker
       Title: President


Investors Bank & Trust Company ("IBT"),


By:  /s/ Andrrew Nesvet
       Name:  Andrrew Nesvet
       Title:


MASTER INVESTMENT PORTFOLIO,
On behalf of itself and each Master Portfolio set forth on Schedule B


By:  /s/  Richard H. Blank, Jr.
       Name:  Richard H. Blank, Jr.
       Title:  Chief Operating Officer

                                   SCHEDULE A

                                  WHATIFI FUNDS

                              Total Bond Index Fund
                           Extended Market Index Fund

                               International Fund
                                Money Market Fund

                               S&P 500 Index Fund

Approved:  [February 15, 2000]

                                   SCHEDULE B

                          MASTER INVESTMENT PORTFOLIOS

                           Bond Index Master Portfolio
                         Extended Index Master Portfolio

                         International Master Portfolio
                          Money Market Master Portfolio
                         S&P 500 Index Master Portfolio

Approved:  [February 15, 2000]